Exhibit 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 8th day of February, 2017.

THE GORES GROUP, LLC

By:	*

GORES CAPITAL ADVISORS II, LLC

By:	The Gores Group, LLC
Its Manager

By:	*

GORES CAPITAL PARTNERS II, L.P.

By:	Gores Capital Advisors II, LLC
Its General Partner

By: The Gores Group, LLC
Its Manager

By:	*

GORES BUILDING HOLDINGS, LLC

By:	*

GLENDON SATURN HOLDINGS, LLC

By:	*

FERNANDO GONI

*

ALEC E. GORES

*

MARK R. STONE

*

VANCE W. DIGGINS

*

STEVEN C. YAGER

*

* By:	/s/ Eric R. Hattler
Eric R. Hattler
Attorney-in-fact
Pursuant to Powers of Attorney filed herewith as Exhibit 2.